UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2020 (August 7, 2020)

Commission File Number	Exact name of Registrant as specified in its charter, Address of principal executive offices and Telephone number	State of Incorporation	I.R.S. Employer Identification Number
001-35979	HD SUPPLY HOLDINGS, INC. 3400 Cumberland Boulevard Atlanta, Georgia 30339 (770) 852-9000	Delaware	26-0486780

333-159809	HD SUPPLY, INC. 3400 Cumberland Boulevard Atlanta, Georgia 30339 (770) 852-9000	Delaware	75-2007383

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Exchange on which registered
Common stock, $0.01 par value per share	HDS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 10, 2020, HD Supply, Inc. (“HDS”), an indirect wholly owned subsidiary of HD Supply Holdings, Inc. (“HDS Holdings” and, together with HDS, the “Company”), entered into a Transaction Agreement (the “Transaction Agreement”) with an affiliate of Clayton, Dubilier & Rice (the “Purchaser”) to sell the Company’s Construction & Industrial business (the “Buiness”) to Purchaser for a purchase price of $2.9 billion in cash, subject to customary adjustments (the “Transaction”). The Transaction is subject to customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Subject to the satisfaction or waiver of certain conditions and the other terms and conditions of the Transaction Agreement, the transaction is expected to close in October 2020.

The Transaction Agreement contains representations, warranties and covenants of the parties that are customary for transactions like this. The Transaction Agreement contains customary termination rights, including if the closing has not occurred on or prior to December 15, 2020, and provides that upon termination of the Transaction Agreement under specified circumstances, Purchaser will pay to the Company a $240 million termination fee.

The foregoing description of the Transaction Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Transaction Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item. 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of John Stegeman from HD Supply to Lead White Cap

In connection with the execution of the Transaction Agreement, John Stegeman, Executive President, HD Supply and President, HD Supply Construction & Industrial - White Cap, will resign from his positions with HD Supply effective upon the closing of the Transaction. Mr. Stegeman will serve as Chief Executive Officer of the Construction & Industrial business after the closing.

Transaction-Related Compensation Actions

The following actions with respect to fiscal 2020 compensation of our named executive officers were taken by the compensation committee (the “Committee”) of the board of directors (the “Board”) of HDS and HDS Holdings on August 7, 2020 in connection with the Transaction.

Transaction Bonus

The Committee approved a cash transaction bonus for Mr. Stegeman in the amount of $1,065,000, payable in a lump sum cash payment as soon as administratively practicable following the closing of the Transaction. In the event of his death or involuntary termination without cause before the closing of the Transaction, Mr. Stegeman will be entitled to full payout of the transaction bonus. If he receives payments that are subject to excise tax on “parachute payments,” the bonus will be paid in full and he will pay the applicable excise tax or the bonus will be reduced if the reduction results in an increase in net after-tax benefit to him. Mr. Stegeman will be prohibited from competing with, or soliciting the customers and employees of, the Company for a two-year period following his termination of employment with the Company.

The foregoing description of the transaction bonus does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the transaction bonus agreement, a form of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Retention Grants

The Committee also approved retention grants of restricted stock for Evan J. Levitt, Chief Financial Officer and Chief Administrative Officer, Dan S. McDevitt, General Counsel and Corporate Secretary, Bradley S. Paulsen, President, HD Supply Facilities Maintenance, and Anna Stevens, Chief People Officer to increase retention strength for the executives following the Transaction. The grant value of the awards is equal to a multiple of the annual base salary for each named executive officer (3x for Messrs. Levitt ($1,677,227 total grant value) and Paulsen ($1,656,000 total grant value) and 2x for Mr. McDevitt ($860,406 total grant value) and Ms. Stevens ($789,826 total grant value)). The awards are subject to a four-year vesting schedule, with no vesting the first year, 50% vesting on the second anniversary of the grant date and 25% vesting each of the third and fourth anniversaries of the grant date. Vesting of the awards is contingent on the executive’s continued employment through the vesting date. In the event of the executive’s termination due to death, disability, involuntary termination without cause or resignation for good reason, as defined in the agreement, the award will fully vest on the date of such termination. If the executive receives payments in connection with the Transaction that are subject to excise tax under Code Section 4999, the award will either vest as scheduled and the executive will pay the applicable excise tax or the amount of the award will be reduced if the reduction results in an increase in net after-tax benefit to the executive.

The foregoing description of the retention grants of restricted stock does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the award agreement, a form of which is attached hereto as Exhibit 10.2 and incorporated herein by reference

Performance Awards

The Committee modified outstanding performance awards previously granted to our named executive officers. When the Committee granted the awards, it reserved discretion to make adjustments in measuring performance for restructurings, reorganizations, acquisitions, dispositions, and similar changes. The Committee exercised its reserved discretion to approve a modification of the performance awards for each of the named executive officers other than Mr. Stegeman in connection with the Transaction. As a result, due to the changing nature and relevance of the performance goals after the divestiture of the White Cap business, payout under these awards will be based on the cumulative adjusted earnings per share and cumulative free cash flow actual results against targets through the end of fiscal 2019. Consistent with the terms of the original grant agreements, payout will continue to be made at end of the original three-year performance period and grants will continue to be subject to the other terms of the award agreement. Mr. Stegeman’s performance awards will be forfeited and cancelled upon his termination of employment with the Company in connection with the Transaction.

Full details regarding the targets and actual results for the modified awards will be included in the Company’s proxy statement for its 2021 annual meeting of stockholders.

Item 7.01. Regulation FD Disclosure.

On August 11, 2020, the Company published a press release announcing the Transaction. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibits

2.1	Transaction Agreement, dated as of August 10, 2020, by and between HD Supply, Inc. and AppleCaramel Buyer, LLC*

10.1	Form of Transaction Bonus Agreement for John A. Stegeman

10.2	Form of Restricted Stock Award Agreement – Executive Officer Retention Grant

99.1	Press Release of HD Supply Holdings, Inc., dated August 11, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. HD Supply Holdings, Inc. and HD Supply, Inc. will furnish the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2020	HD Supply Holdings, Inc.

	By:	/s/ Dan S. McDevitt
Dan S. McDevitt
General Counsel and Corporate Secretary

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2020	HD Supply, Inc.

	By:	/s/ Dan S. McDevitt
Dan S. McDevitt
General Counsel and Corporate Secretary